CONFIDENTIAL DISCLOSURE AGREEMENT

This Agreement is made by and between Ophidian Pharmaceuticals, Inc. (hereinafter "OPHIDIAN"), a Delaware corporation with offices at 5445 East Cheryl Parkway, Madison, WI., 53711 and Biosyntech Ltd., (hereinafter "BIOSYNTECH") a Canadian corporation with offices at 475 Boulevard Armand Frappier, Montreal (Laval) QC, CANADA H7V 4B3. This Agreement will confirm the mutual interest of OPHIDIAN and BIOSYNTECH in sharing certain information and providing for protection of that information. Each party shall disclose to the other certain confidential business and technology information for the sole purpose of evaluating a business relationship.

                                    RECITALS

Each undersigned party, intending to be legally bound, understands that the other party (the Disclosing Party) intends to disclose information relating to the Disclosing Party's business so that the other party (the Receiving Party) may evaluate such information on the following terms and conditions:

1. Following the full execution of this Agreement, each party will disclose to the other party certain of its confidential, proprietary information, and other Confidential Information, relating to pharmaceutical research, development, manufacturing and marketing. Such Confidential Information may include, but is not necessarily limited to, business concepts, market analysis, technology, processes, data, materials, patent applications and medical or other applications, except any portion thereof which:

     (a)  at the time of disclosure is in the public domain;
     (b) after disclosure becomes part of the public domain, except by breach of this Agreement;
     (c) was in the possession of the recipient at the time of disclosure and was not acquired, directly or indirectly, under an obligation of confidentiality, as established by competent written evidence;
     (d) was received by recipient from a third party who is not, directly or indirectly, under an obligation for confidentiality to the Disclosing Party with respect to such information;
     (e) is required by a judicial or administrative agency of competent jurisdiction to be disclosed, after maximum practicable notice by the receiving party to the disclosing party; or,
     (f) was developed by or for the Recipient independent of disclosure hereunder as evidence by Recipient's written records.

2. The Receiving Party agrees not to use the Confidential Information provided by the Disclosing Party for any purpose other than the evaluation of the aforementioned business relationship.

3. The Receiving Party agrees to limit distribution of and access to Confidential Information only to employees, officers, and directors within the Receiving Party's immediate organization (and within any parent, subsidiary or affiliated entity) and outside, third party consultants bound by confidentiality requirements no less stringent than those contain within this agreement, and then only to those individuals who have a legitimate "need to know" for the above described evaluation purpose. Each party shall take all reasonable steps to ensure that such employees, whether during or after their employment with the Receiving party, shall keep the Disclosing Party's Confidential Information secret from other entities.

4. Receipt and evaluation of information shall be limited to a one (1) year period following the date of full execution of this Agreement, unless extended by written agreement signed by the parties. Upon thirty (30) days written notice to the other party, either party may terminate this agreement; provided, however, that all obligations of nondisclosure and non-use, as well as those provisions which by their nature should survive termination, shall so survive for a period of three (3) years from the date hereof.

5. The existence, terms, nature, or subject matter of this Agreement are confidential and shall be treated as Confidential Information pursuant to the terms of this Agreement.

6 Confidential Information received from the Disclosing Party and any developments materially derived therefrom are and shall remain the sole property of the Disclosing Party. Nothing herein shall be deemed to constitute by implication or otherwise the license or grant to the Receiving Party by the Disclosing party, except as anticipated for the purpose of this Agreement, of any intellectual property right to or interest in the Disclosing Party's information and/or any information, technology and/or products materially derived or developed therefrom, notwithstanding the exceptions set forth in Paragraph 1 herein. The Receiving Party shall not use, develop, disclose to any third party, and/or commercials e any of the foregoing without the Disclosing Party s written consent. No agency or partnership relationship is created by this Agreement; no warranties, right to use or fitness for any purpose or of any other kind are made by either Disclosing Party; and it is understood that neither party has any obligation to enter into any further agreements with the other related to any business or any other matter.

7. Nothing in this Agreement shall be deemed, by implication or otherwise to convey to the Receiving Party any rights under any patents, patents application, copyrights, trademarks, trade secrets, inventions or any other intellectual property in which the Disclosing Party has rights or interests, nor shall this Agreement be deemed a commitment of any kind by either the Receiving Party or the Disclosing Party to enter in to an future agreement with the other.

8. Each Receiving Party shall exercise due care--not less than the care accorded its own valuable Confidential Information--to prevent the unauthorized disclosure of Confidential Information received from the Disclosing Party hereunder, or its use for any purpose other than evaluation and consultation with the Disclosing party.

9. Each party represents that it has the right to make disclosures under this Agreement; that it will not disclose to the other any information confidential to any third party; and that the terms of this Agreement are not inconsistent with other contractual and/or other legal obligations it may have, or with the policies of any institution with which it is associated.

10. Upon termination of either mutual evaluations or business relations between parties, or within thirty (30) days, if otherwise requested by either parry, each Receiving Party shall, upon written return to the Disclosing Party all written or other physical embodiments of Confidential Information (including tangible materials, unless requested by the Disclosing Party to properly destroy or dispose thereof), together with all full or partial copies thereof, as shall then be in the Receiving Party's possession, except that each party may retain one complete record copy of the other party's Confidential Information for archival purposes and to assure compliance with this Agreement.

11. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, United States of America without regard to principles of conflict of laws, and this original English language version of the Agreement shall be controlling in all respects. In the event legal action becomes necessary for the enforcement or interpretation of this Agreement such action will be brought in the US District Court for the Western District of Wisconsin, and the parties will submit to the venue and jurisdiction of said courts.

12. No course of conduct or dealing between the parties shall act as a modification or waiver of any provision of this Agreement, unless such modification or waivers are- contained in writing and signed by duly authorized representative of each party


Ophidian Pharmaceuticals, Inc.                    BIOSYNTECH LTD.

By:      /s/ Douglas C. Stafford, Ph.D.       By:  /s/ Francois Binette
         ------------------------------            --------------------
Name:    Douglas C. Stafford, Ph.D.           Name:   Francois Binette

Title:      President and CEO                 Title:  Vice President R&D

Date:       12 August 1999                    Date:       8/16/99
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